UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 3, 2007 (May 11, 2007)

AMERICAN LORAIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31619	87-0430320
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Beihuan Zhong Road
Junan County
Shandong, China 276600

 (Address of Principal Executive Offices)

(86) 539-7318818
(Registrant’s Telephone Number, Including Area Code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed by American Lorain Corporation (the “Company”) as Amendment No. 1 to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on May 9, 2007 (the “Original Filing”). The Company is filing this Amendment No. 1 to correct the Company’s (i) Commission File No. and (ii) IRS Employer ID No. The Company’s Commission File No. is 0-31619 and the Company’s IRS Employer ID No. is 87-0430320, as opposed to 000-51908 and 87-0578370, respectively, which were reported in the Original Filing. All disclosure provided in this Amendment No. 1 is as of the date of the Original Filing. The Company has not updated the disclosure to reflect any recent development. Reference is made to filings made by the Company with the Securities and Exchange Commission since the date of the Original Filing, which may contain more updated disclosure about the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Lorain Corporation

Date: August 3, 2007

By:	/s/ Si Chen
Si Chen
Chief Executive Officer